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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants


The Board of Directors
NPS Pharmaceuticals, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                  /s/ KPMG LLP

Salt Lake City, Utah
July 31, 2000